UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Commerce Drive
Danbury, Connecticut 06810
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 797-9586

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 8, 23, and 29, 2008 and on January 15, 2009, the Company issued a total of 8,169,347 shares of common stock, par value $.001 per share (“Common Stock”), to one holder of its Senior Secured Promissory Notes upon conversion of $59,000 of such holder’s Note.

On December 31, 2008, the Company granted to four individuals non-qualified options to purchase a total of ten million shares of Common Stock in consideration of their services during 2008 as outside directors of the Company. The principal terms of the options are an exercise price of $0.0068 per share (the market price on the date of grant), the right to pay the exercise price on a “cashless” basis, an expiration date of December 31, 2013, and the right to register the underlying shares of common stock on a piggyback basis.  Additionally, the Company granted two individuals non-qualified options to purchase a total of five million shares of Common Stock in consideration of their services during 2008 as consultants to the Company and one individual a non-qualified option to purchase one million shares of Common Stock in consideration of his services during 2008 as the Company’s principal executive officer. These options grants are identical to the options granted to the directors.

On January 26, 2009, the Company issued 2,588,235 restricted shares of its Common Stock to a consultant as payment for accounting and tax services previously rendered to the Company. On January 26, 2009, the Company also issued 8,353,765 restricted shares of its Common Stock to a consultant as payment for legal services previously rendered and expenses previously incurred and for legal services to be rendered in 2009 to the Company. On January 26, 2009, the Company also issued 2,941,176 shares of its Common Stock to the Company’s 401(k) Plan for the benefit of its employees. On January 26, 2009, the Company also issued 12,000,000 and 20,000,000 restricted shares of its Common Stock to Gary M. Laskowski, the Company’s Chairman of the Board and to Michael A. D’Amelio, a director and senior manager, respectively, in partial discharge of the Company’s obligations to these two individuals’ under their existing employment agreements..

On January 29, February 3, 5, 9, and 10, 2009, the Company issued 49,188,315 shares of Common Stock to four holders of its Variable Rate Self-Liquidating Senior Secured Convertible Debentures due September 1, 2009 (the “Debentures”). These shares of Common Stock were issued both pursuant to the pre-redemption provisions of the Debentures and pursuant to separate redemption agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: February 10, 2009	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President and Principal Executive Officer